Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Symphony Credit Opportunities Fund
Nuveen Symphony Floating Rate Income Fund
Nuveen Symphony High Yield Bond Fund


Each a Series of Nuveen Investment Trust III (the  Trust )

811-09037

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members.


The results of the votes in August for the new
Investment Management Agreement and Sub-
Advisory Agreements and the fundamental
investment policy changes were as follows:

<c> Nuveen
Symphony Credit
Opportunities Fund
<c> Nuveen
Symphony Floating
Rate Income Fund
<c>Nuveen Symphony
 High Yield Bond Fund
To approve a new investment
management agreement between
 the Trust and Nuveen Fund
Advisors, LLC.



   For
          25,533,043
          30,861,508
            1,753,153
   Against
               326,182
                 84,740
                 55,705
   Abstain
               451,133
               189,895
                 91,706
   Broker Non-Votes
            9,852,959
          12,303,544
               387,071
      Total
          36,163,317
          43,439,687
            2,287,635




To approve a new sub-advisory
 agreement between Nuveen
Fund Advisors and Symphony
 Asset Management LLC



   For
          25,475,544
          30,757,253
            1,750,385
   Against
               364,706
               187,349
                 58,899
   Abstain
               470,103
               191,542
                 91,279
   Broker Non-Votes
            9,852,964
          12,303,543
               387,072
      Total
          36,163,317
          43,439,687
            2,287,635




To approve revisions to the
fundamental policy related to the
purchase and sale of
commodities.



   For
          25,393,964
          30,754,097
            1,739,167
   Against
               392,984
               207,425
                 71,724
   Abstain
               523,411
               174,621
                 89,673
   Broker Non-Votes
            9,852,958
          12,303,544
               387,071
      Total
          36,163,317
          43,439,687
            2,287,635





Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240352.